CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Weight  Loss  Forever  International,  Inc.
4456  Corporation  Lane,  Suite  134
Virginia  Beach,  VA  23462

     We  hereby  consent  to  the incorporation by reference in the Registration
Statement on Form S-8 of the following report filed with the Securities and Exchange Commission, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8:

     1. Our report dated April 15, 2002, with respect to the financial statements of Weight Loss Forever International, Inc., included in its Annual Report on Form 10-KSB for the year ended December 31, 2001.


/s/ Parks, Tschopp, Whitcomb & Orr P.A.
________________________________________
Parks,  Tschopp,  Whitcomb  &  Orr  P.A.
Certified  Public  Accountants

June  6,  2002